Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADDED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

        In connection with the Quarterly Report on Form 10-Q of Fidelity D&D Bancorp, Inc. (the “Company”) for the period ended March 31, 2003, as filed with the Securities and Exchange Commission (the “Report”), I, Michael F. Marranca, Chairman of the Board of Directors and President of the Company, certify, pursuant to 18 U.S.C. §1350, as added by § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: November 14, 2003	/s/ Michael F. Marranca
Michael F. Marranca,
Chairman of the Board of Directors and President